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                                   EXHIBIT 23
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           Consent of Independent Registered Public Accounting Firm.


Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-109157, Form S-3 No. 333-86872, Form S-3 No. 333-93907, Form
S-8 No. 333-53669) of The Town and Country Trust and in the related Prospectuses of our reports dated February 24, 2005, with respect to the consolidated financial statements and schedule of The Town and Country Trust, The Town and Country Trust management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Town and Country Trust, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.


                                        /s/ Ernst & Young LLP
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McLean, Virginia
February 24, 2005